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                                                                   Exhibit 5.1

                              September 10, 1998


Toyota Motor Credit Corporation
Toyota Leasing, Inc.
Toyota Auto Lease Trust 1998-B
Toyota Lease Trust
19001 South Western Avenue
Torrance, California 90509

          Re:  Toyota Motor Credit Corporation
               Toyota Leasing, Inc.
               Toyota Auto Lease Trust 1998-B
               Toyota Lease Trust
               Registration Statement on Form S-3 and Form S-1
               Registration No. 333-57109

Ladies and Gentlemen:

     We have acted as special counsel to Toyota Motor Credit Corporation ("TMCC"), a California corporation, Toyota Leasing, Inc. ("TLI"), a California corporation, Toyota Lease Trust ("TLT"), a Delaware business trust, and Toyota Auto Lease Trust 1998-B (the "Trust"), in connection with the authorization and proposed issuance after the date hereof of $1,006,400,000 aggregate principal amount of asset-backed certificates (the "Certificates") to be offered pursuant to a registration statement on Form S-3 and Form S-1 (such registration statement as amended, the "Registration Statement") relating to the Certificates. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, the Certificates will be issued under and pursuant to the conditions of a securitization trust agreement ("Securitization Trust Agreement") among TLI, as transferor ("Transferor"), TMCC as servicer (in such capacity the "Servicer") and U.S. Bank National Association as trustee (the "Trustee").

     We have examined originals or copies, certified or otherwise identified to our satisfaction of the organizational documents of TMCC, TLI, TLT and the Trust, the form of Securitization Trust Agreement incorporated by reference as an exhibit to the Registration Statement, the form of Certificates included in such form of Securitization Trust Agreement, the prospectus (the "Prospectus"), and such other records, documents and statutes as we have deemed necessary for the purpose of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. When the Securitization Trust Agreement for the Certificates has been duly and validly authorized by all necessary action on the part of the Transferor and has been duly executed and delivered by the Transferor, the Servicer, the Trustee and any other party thereto,

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the Securitization Trust Agreement will constitute a legally valid and binding agreement of such Transferor, enforceable against such Transferor, in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunction relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     2. When the Certificates have been duly authorized by all necessary action on the part of the Transferor (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee in accordance with the terms of the Securitization Trust Agreement, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Certificates will be validly issued, fully paid and nonassessable and the holders thereof will be entitled to the benefits of the Securitization Trust Agreement, enforceable against the Transferor, in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunction relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     The opinions expressed above are limited to the federal laws of the United States of America and the laws of the States of California and Delaware (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

     We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Respectfully submitted,


                                        /s/ O'Melveny & Myers LLP